UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On July 22, 2020, Mr. D. Michael Steuert, Executive Vice President and Chief Financial Officer of Fluor Corporation (the “Corporation”) notified the Corporation of his retirement from his position as Chief Financial Officer, effective July 22, 2020.

(c)       On July 22, 2020, the Board of Directors of the Corporation appointed Mr. Joe Brennan as Executive Vice President and Chief Financial Officer of the Corporation, effective July 22, 2020. Mr. Brennan, age 53, has served as the Senior Vice President, Operations Controller of the Corporation since June 2020. Prior to that, he was the Corporation’s Senior Vice President, Segment Controller – Energy & Chemicals from 2018 to 2020; and Vice President, Segment Controller – Energy & Chemicals from 2016 to 2018. Mr. Brennan also served as the general manager of the Corporation’s Southern California operations from 2013 to 2016 and manager of ICA Fluor operations between 2008 and 2013. Mr. Brennan joined the Corporation in 1991.

Mr. Brennan does not have any family relationships with any director or executive officer of the Corporation, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Corporation. In addition, there have been no transactions involving Mr. Brennan that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

In his role as Executive Vice President and Chief Financial Officer, Mr. Brennan will receive an annual base salary for 2020 of $500,000. He will be eligible for a cash award under the Corporation’s annual incentive program with a target award of 85% of base salary. Mr. Brennan’s base salary and cash target award will be pro-rated from his appointment as Executive Vice President and Chief Financial Officer on July 22, 2020. In addition, in connection with his appointment, Mr. Brennan will receive additional awards under the Corporation’s long-term incentive program valued at $300,000. He will also participate in other compensation programs commensurate with other executives at his level.

Further details concerning the Corporation’s executive compensation program are described in the Corporation’s definitive proxy statement dated March 11, 2019, under the heading “Compensation Discussion and Analysis,” and the Corporation’s Current Report on Form 8-K filed on November 1, 2019.

In connection with Mr. Brennan’s appointment, the Corporation and Mr. Brennan will enter into the form of indemnification agreement filed with the Corporation’s Annual Report on Form 10-K filed on February 25, 2009, and the form of change in control agreement filed with the Corporation’s Current Report on Form 8-K filed on June 29, 2010.

Item 7.01. Regulation FD Disclosure.

A copy of the Corporation’s press release regarding the foregoing matters is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on July 24, 2020.

104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2020	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer